                                                             Exhibit (d)(12)(xi)

                                 AMENDMENT NO. 3

            TO THE AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

     AMENDMENT NO. 3 to the Amended and Restated Investment Advisory Agreement ("Amendment No. 2"), dated as of December 12, 2003, between The Equitable Life Assurance Society of the United States, a New York corporation ("Equitable") and Alliance Capital Management L.P., a Delaware limited partnership ("Adviser").

     Equitable and the Adviser agree to modify and amend the Amended and Restated Investment Advisory Agreement dated as of December 5, 2001, Amendment No. 1, dated as of November 22, 2002, and Amendment No. 2, dated as of August 18, 2003 (together the "Agreement") between Equitable and Adviser as follows:

     1. Equitable hereby terminates its appointment of the Adviser as the investment adviser for the EQ/Alliance Technology Portfolio.

     2. Portfolios. Equitable reaffirms its appointment of the Adviser as the investment adviser for the EQ/Alliance Common Stock Portfolio, EQ/Equity 500 Index Portfolio, EQ/Alliance Growth and Income Portfolio, EQ/Alliance Intermediate Government Securities Portfolio, EQ/Alliance International Portfolio, EQ/Money Market Portfolio, EQ/Alliance Quality Bond Portfolio, EQ/Alliance Premier Growth Portfolio, EQ/Alliance Small Cap Growth Portfolio, EQ/Bernstein Diversified Value Portfolio.

     3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser, is hereby replaced in its entirety by Appendix A attached hereto.

     4. Appendix B. Appendix B to the Agreement, setting forth the Portfolios of the Trust and the fees payable to the Adviser with respect to each Portfolio for which the Adviser provides advisory services under the Agreement, is hereby replaced in its entirety by Appendix B attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

     THE EQUITABLE LIFE ASSURANCE
     SOCIETY OF THE UNITED STATES            ALLIANCE CAPITAL MANAGEMENT L.P.


  By: /s/ Peter D. Noris                     By: /s/ Louis T. Mangan
      ---------------------------------          -------------------------------
      Name: Peter D. Noris                       Name: Louis T. Mangan
      Title: Executive Vice President            Title: Senior Vice President
                                                           and Counsel Assistant
                                                           Secretary

                                   APPENDIX A

                         AMENDMENT NO. 3 TO THE AMENDED
                   AND RESTATED INVESTMENT ADVISORY AGREEMENT

                       EQ/Alliance Common Stock Portfolio
                          EQ/Equity 500 Index Portfolio
                     EQ/Alliance Growth and Income Portfolio
            EQ/Alliance Intermediate Government Securities Portfolio
                       EQ/Alliance International Portfolio
                            EQ/Money Market Portfolio
                    (fka EQ/Alliance Money Market Portfolio)
                       EQ/Alliance Quality Bond Portfolio
                      EQ/Alliance Premier Growth Portfolio
                     EQ/Alliance Small Cap Growth Portfolio
                    EQ/Bernstein Diversified Value Portfolio

                                   APPENDIX B

                         AMENDMENT NO. 3 TO THE AMENDED
                   AND RESTATED INVESTMENT ADVISORY AGREEMENT

                                  FEE SCHEDULE

---------------------------------------------------------------------------------------
Related Portfolios                           Annual Advisory Fee Rate***
---------------------------------------------------------------------------------------
Special Equity Portfolios, which shall       0.60% of the Special Equity Portfolios'
include the following Portfolios,            average daily net assets up to and
Allocated Portions, or Other Allocated       including $1 billion; 0.55% of the Special
Portions** of a Portfolio                    Equities Portfolios' average daily net
(collectively referred to as "Special        assets over $1 billion up to and including
Equity Portfolios"):                         $1.5 billion; 0.50% of the Special
                                             Equities Portfolios' average daily net
   EQ/Alliance International                 assets over $1.5 billion up to and
   EQ/Alliance Premier Growth                including $2 billion; 0.45% of the Special
   EQ/Alliance Small Cap Growth              Equities Portfolios' average daily net
   AXA Premier Small/Mid Cap Growth *        assets over $2 billion up to and including
   AXA Premier VIP Small/Mid Cap Growth *    $2.5 billion; and 0.40% of the Special
   AXA Premier International *               Equities Portfolios' average daily net
   AXA Premier VIP International *           assets over $2.5 billion

---------------------------------------------------------------------------------------
General Equity and High Yield Portfolios,    0.50% of the General Equity/High Yield
which shall include the following            Portfolios' average daily net assets up to
Portfolios, Allocated Portions, or Other     and including $1 billion; 0.40% of the
Allocated Portions** of a Portfolio          General Equity/High Yield Portfolios'
(collectively referred to as "General        average daily net assets over $1 billion
Equity/High Yield Portfolios")               up to and including $2 billion; 0.30% of
                                             the General Equity/High Yield Portfolios'
   EQ/Alliance Common Stock                  average daily net assets over $2 billion
   EQ/Bernstein Diversified Value            up to and including $3 billion; and 0.20%
   AXA Premier Large Cap Growth *            of the General Equity/High Yield
   AXA Premier VIP Large Cap Growth *        Portfolios' average daily net assets over
   AXA Premier Large Cap Core Equity *       $3 billion
   AXA Premier VIP Large Cap Core Equity *
   AXA Premier VIP High Yield *

---------------------------------------------------------------------------------------
Fixed Income Portfolios, which shall         0.30% of the Fixed Income Portfolios'
include the following Portfolios,            average daily net assets up to and
Allocated Portions or Other Allocated        including $500 million; 0.25% of the Fixed
Portions** of a Portfolio (collectively      Income Portfolios' average daily net
referred to as "Fixed Income Portfolios")    assets over $500 million up to and
                                             including $1 billion; 0.20% of the Fixed
   EQ/Alliance Intermediate Government       Income Portfolios' average daily net
      Securities                             assets over $1 billion up to and including
   EQ/Alliance Quality Bond                  $1.5 billion; 0.15% of the Fixed Income
                                             Portfolios' average daily net assets over
                                             $1.5 billion up to and including $3
                                             billion; and 0.12% of the Fixed Income
                                             Portfolios' average daily net assets over
                                             $3 billion

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Related Portfolios                           Annual Advisory Fee Rate***
---------------------------------------------------------------------------------------
   EQ/Equity 500 Index                       0.05% of the EQ/Equity 500 Index
                                             Portfolio's average daily net assets up to
                                             and including $1 billion; and 0.03% of the
                                             EQ/Equity 500 Index Portfolio's average
                                             daily net assets over $1 billion

---------------------------------------------------------------------------------------
Money Market Portfolios, which shall         0.13% of the Money Market Portfolios'
include the following Portfolios or Other    average daily net assets up to and
Allocated Portions** of a Portfolio          including $750 million; 0.105% of the
(collectively referred to as "Money Market   Money Market Portfolios' average daily net
Portfolios")                                 assets over $750 million up to and
                                             including $1.5 billion; 0.08% of the Money
   EQ/Money Market                           Market Portfolios' average daily net
   AXA Premier Money Market                  assets over $1.5 billion up to and
                                             including $2.5 billion; 0.06% of the Money
                                             Market Portfolios' average daily net
                                             assets over $2.5 billion up to and
                                             including $5 billion; and 0.05% of the
                                             Money Market Portfolios' average daily net
                                             assets over $5 billion

---------------------------------------------------------------------------------------
Large Cap Portfolios, which shall include    0.30% of each of the Large Cap Portfolios'
the following Portfolios, Allocated          average daily net assets
Portions or Other Allocated Portions ** of
a Portfolio (collectively referred to as
"Large Cap Portfolios")

   EQ/Alliance Growth and Income
   AXA Premier Large Cap Value *
   AXA Premier VIP Large Cap Value *

---------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity *          0.36% of the Portfolio's average daily net
                                             assets
---------------------------------------------------------------------------------------

* This Portfolio has been designated a "multi-adviser portfolio" and Alliance receives a fee based on a discrete portion of the Portfolio's assets that have been allocated to it by the Manager, which is referred to as an "Allocated Portion"

** Other Allocated Portions are other registered investment companies (or series or portions thereof) that are managed by the Manager and advised by the Adviser, which are classified as "Special Equity Portfolios," "General Equity and High Yield Portfolios," "Fixed Income Portfolios," "Money Market Portfolios," or "Large Cap Portfolios"

*** The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio's net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio, used in the fee calculation for that day